UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MAWSON INFRASTRUCTURE GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0445167
(State of incorporation or organization)	(IRS Employer Identification No.)

Level 5, 97 Pacific Highway,

North Sydney NSW Australia 2060

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: (if applicable) 333-258299

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The shares of common stock, $0.001 par value per share (the “Common Stock”), of Mawson Infrastructure Group Inc., a Delaware corporation (the “Company”) were previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to a Registration Statement on Form 10-SB filed with the Securities and Exchange Commission (the “SEC”) on April 2, 2007 (SEC File No. 000-52545). In connection with listing of the Company’s Common Stock, which is currently quoted on the OTC Markets OTCQB electronic quotation system under the symbol “MIGI,” on The Nasdaq Stock Market LLC, shares of the Common Stock are hereby being registered pursuant to Section 12(b) of the Exchange Act.

The Company hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock We May Offer” in the Registrant’s Registration Statement on Form S-3 (File No. 333-258299), as originally filed with the U.S. Securities and Exchange Commission (the “Commission”) on July 30, 2021, as subsequently amended (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities being registered on this form are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAWSON INFRASTRUCTURE GROUP INC.

	By:	/s/ James Manning
	Name:	James Manning
	Title:	Chief Executive Officer

Dated September 28, 2021

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